Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86951

PROSPECTUS SUPPLEMENT DATED FEBRUARY 16, 2000
(To Prospectus filed on October 27, 1999)


                                PMC-SIERRA, INC.


                                   PROSPECTUS

                        7,182,246 Shares of Common Stock*
                             -----------------------



         This Prospectus Supplement together, with the Prospectus listed above, is to be used by certain holders of the above-referenced securities or by their transferees, pledgees, donees or their successors in connection with the offer and sale of the above referenced securities.



     ------------
     *Reflects 100% stock dividend payable February 11, 2000

         The table captioned "Selling Stockholders" commencing on page 11 of the Prospectus is hereby amended to reflect the following additions and changes.



                                                    Shares to be Offered for the
             Selling Stockholders                       Selling Stockholder**
----------------------------------------------      ----------------------------

Community Foundation of Silicon Valley                        32,600

St. Joseph's Hospital Foundation                                 400

Frank Quattrone                                                  628

George Boutros                                                   628

Bill Brady                                                       628

Tom and Cathryn Lodes                                          1,250

John and Janet McMurtry                                        1,250

Edward Alvarez                                                 1,506

                                    Total                     38,890




**Reflects 100% stock dividend payable 02/11/2000